Exhibit 10.8

Lease Schedule No. Master Lease Agreement No.	DMCR_002 2047981

LEASE SCHEDULE NO. DMCR_002

This LEASE SCHEDULE NO. DMCR_002 (“Schedule”) is entered into by TFG-New Jersey, L.P., a limited partnership organized under the laws of the State of Utah, with a principal address of 6995 Union Park Center, Suite 400, Cottonwood Heights, Utah 84047 (“Lessor”), and Destination Maternity Corporation, a corporation organized under the laws of the State of Delaware, with a principal address of 232 Strawbridge Drive, Moorestown, New Jersey 08057, (“Lessee”), pursuant to that certain Master Lease Agreement No. 2047981, dated May 25, 2017 (the “Master Lease,” and together with this Schedule, the “Lease,” as amended, restated, revised or otherwise modified). This Schedule, incorporating by reference the terms of the Master Lease, together with Exhibits A and B attached hereto, constitutes a separate, independent lease contract. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Master Lease.

1.Leased PropertyThe Leased Property shall be as set forth on Exhibit A.

2.Leased Property LocationThe Leased Property shall be at the locations set forth on Exhibit A.

3.Final Acceptance DateAs set forth in the Final Acceptance Certificate or as determined in accordance the Master Lease.

4.Base Term36 months with Basic Rent billed monthly starting on the Commencement Date.

5.Basic RentMonths 1-24: $123,255.99, plus applicable Taxes, due and payable monthly in advance by ACH initiated by Lessor.

Months 25-36: $48,411.97, plus applicable Taxes, due and payable monthly in advance by ACH initiated by Lessor.

6.Prepayment of Basic Rent for the last billing period of the Term$48,411.97

7.Leased Property Cost$3,400,925.00

8.Lease Rate Factor.0362419 for months 1-24 and .01423494 for payments 25-36

9.Purchase OptionFor purposes of this Schedule only, and provided no Default has occurred and is continuing, the purchase price for a timely and validly exercised option to purchase the Leased Property pursuant to Section 21 of the Master Lease will not exceed 17% of the Leased Property Cost.

10.Optional PrepaymentLessee may purchase the Leased Property and terminate this Lease after the Commencement Date by providing 30 days written notice and paying all remaining Basic Rent and other obligations for the Term and the applicable Purchase Option price.

11.For the purposes of this Schedule only, the following modifications shall be made to Master Lease.

(a)	Section 7(h) of the Master Lease shall be deleted in its entirely and replaced with the following:

“(h) Lessor shall receive good and marketable title to the Leased Property free and clear of any claims, interests, liens, security interest or other encumbrances;”

(b)	Section 10(a) of the Master Lease shall be deleted in its entirely and replaced with the following:

“(a) provide a suitable place for the operation of the Leased Property, and shall not move the Leased Property from the location stated in the Schedule without the prior written consent of Lessor; provided, that if the Leased Property is moved Lessee shall deliver to Lessor a lien waiver, subordination or other instrument in a form satisfactory to Lessor from all persons who might assert an interest, lien or other claim in the Leased Property, including any landlord or creditor;”

(c)	Section 14 of the Master Lease shall be modified by deleting the initial portion of the fourth sentence begining on the eigth line of such Section 14 to the colon and replacing it with the following:

“On the next succeeding payment date, Lessee shall, at the option of Lessor:”

(d)

Except as expressly set forth in this Section 11, the Master Lease shall not by implication or otherwise be modified, altered, supplemented or amended, but shall remain in full force and effect, as amended hereby.

12.Lessee’s execution and delivery of this Schedule shall constitute its offer to lease the Leased Property described herein upon the terms and conditions set forth herein. Lessor’s subsequent execution of this Schedule in Utah and delivery to Lessee shall constitute its acceptance of the Lease. The Lease shall be deemed made in Utah.

For the purpose of inducing Lessor’s performance under this Schedule, Lessee hereby represents, warrants and covenants to and for the benefit of Lessor that (a) Lessee has the right and has taken all actions required by law, or otherwise, to authorize the execution, delivery and performance of this Schedule, and to carry out its obligations hereunder; (b) this Schedule constitutes the valid, legal and binding obligations of Lessee, strictly enforceable in accordance with its terms, free from defenses, set-offs and counterclaims, subject only to bankruptcy, insolvency or similar laws affecting creditors’ rights generally; (c) the Master Lease is

Exhibit 10.8

Lease Schedule No. Master Lease Agreement No.	DMCR_002 2047981

hereby ratified and reaffirmed in its entirety, and Lessee agrees to pay and perform when due all obligations applicable to the Lessee thereunder; (d) all representations, warranties, covenants, waivers and releases of Lessee in the Master Lease are true, accurate and complete as of the date made, and remain true, accurate and complete, and in full force and effect, as of the date hereof, and are hereby reaffirmed by Lessee and incorporated as if fully set forth herein; (e) all information, statements and representations (oral or written) furnished by Lessee, or on its behalf, are true, accurate, and complete in all material respects, and do not contain any untrue statement of material fact, or omit to state a fact necessary to make such information, statements and representations not misleading; (f) all conditions precedent in the Lease have been satisfied. Any recitals in the preamble above are incorporated into this Schedule.

THE ORIGINAL OF THIS SCHEDULE SHALL ALONE CONSTITUTE CHATTEL

PAPER FOR PURPOSES OF PERFECTING A SECURITY INTEREST.

This Schedule has been duly executed to be effective as of May 25, 2017.

LESSOR:		LESSEE:

TFG-New Jersey, L.P.		Destination Maternity Corporation

By:	/s/ Jordan K. Greenwell	By:	/s/ David R. Stern
Name:	Jordan K. Greenwell	Name:	David R. Stern
Title:	Chief Credit Officer	Title:	Executive Vice President & Chief Financial Officer

ACKNOWLEDGEMENT

STATE OF NEW JERSEY     }

      } ss.

COUNTY OF BURLINGTON}

On this 25th day of May, 2017, for and on behalf of Destination Maternity Corporation, the foregoing instrument was executed and acknowledged personally before me by David R. Stern, being duly authorized therefor, for the purposes therein contained.

Tina F. Cowen

Notary Public, Attorney-at-Law of the State of New Jersey authorized to administer this oath pursuant to N.J.S.A. 41:2-1